NEDAK Ethanol EPC Contract

                               DELTA-T CORPORATION
                            CONFIDENTIAL INFORMATION




               ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
                              FIXED PRICE CONTRACT


                                     BETWEEN


                               DELTA-T CORPORATION

                                       AND

                                NEDAK Ethanol LLC

                                 August 9, 2006






* PORTIONS OF THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES FIXED PRICE CONTRACT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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INDEX

SECTION                                                             PAGE NUMBER
-------                                                             -----------
 1.  DEFINITIONS

 2.  DELTA-T'S SCOPE OF WORK

 3.  INFORMATION, GOODS AND SERVICES TO BE PROVIDED BY OWNER

 4.  INTERFACE AND SITE CONDITIONS

 5.  SCHEDULE

 6.  CHANGES

 7.  FINAL ACCEPTANCE

 8.  PAYMENT

 9.  RIGHT OF OWNER AND DELTA-T TO SUSPEND WORK OR TERMINATE

10.  SAFETY AND SECURITY

11.  PROJECT EXECUTION

12.  WARRANTY

13.  TRANSFER OF TITLE AND RISK OF LOSS

14.  INSURANCE

15.  INDEMNITIES

16.  LIMITATIONS OF LIABILITY

17.  CONFIDENTIALITY

18.  DISPUTE RESOLUTION

19.  FORCE MAJEURE

20.  GENERAL PROVISIONS

21.  RIGHT TO TERMINATE/LIMITED OBLIGATION TO PROCEED PRIOR TO FINANCIAL CLOSING


LIST OF EXHIBITS
     A.   Scope of Work
     B.   Commercial Terms
     C.   Performance Test Protocol
     D.   Performance Guarantees
     E.   Mechanical Completion, Commissioning, Startup
     F.   Project Schedule
     G.   Insurance
     H.   Non-Disclosure Agreement
     I.   List of Competitors
     J.   Work Prior to Financial Closing


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               ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES
                              FIXED PRICE CONTRACT

                               GENERAL CONDITIONS

        THIS CONTRACT, IS made effective the 9th day of August, 2006 by and between NEDAK Ethanol LLC a limited liability company organized and acting under and pursuant to the laws of Nebraska and having its main place of business at 87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713 (hereinafter called the "Owner") and Delta-T Corporation, a corporation organized and acting under and pursuant to the laws of the Commonwealth of Virginia and having its main place of business at 323 Alexander Lee Parkway, Williamsburg, VA 23185, (hereinafter called "Delta-T"). Owner and Delta-T may sometimes be referred to herein individually as a "Party" or jointly as the "Parties."

                              W I T N E S S E T H:

        WHEREAS, Delta-T is engaged in the performance of engineering, procurement and construction services; and,

        WHEREAS, Owner desires Delta-T to furnish and perform certain engineering, procurement and construction services in the design, development, construction, commissioning, and start-up of a 44 MGY ethanol production facility in Nebraska.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, it is agreed as follows:

1.  DEFINED TERMS AND ORDER OF PRECEDENCE

    1.1 DEFINED TERMS: The following words, when capitalized, shall have the meanings set forth below:

        1.1.1 COMMISSIONING: "Commissioning" means checking and preparation of the Plant for operation, functional control loop checking, interlock testing, system purging and utility system startups to confirm that the Plant is ready for Startup, as described in Exhibit E.

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        1.1.2 CONFIDENTIAL INFORMATION: "Confidential Information" means all of the following information delivered by Delta-T to Owner under this
        Contract: (a) all of the provisions of this Contract and its Exhibits, especially but not limited to the provisions concerning pricing and guarantees, financial information, vendor lists, price lists, cost data, and other business and commercially sensitive information, and (b) all technical information, including without limitation, drawings, designs, methodology, processes, models, inventions, specifications, plant or equipment test and operating data, improvements, processes, and other technical information of any kind, whether or not patented or patentable and whether embodied in a drawing or in equipment or any other physical thing. Notwithstanding the foregoing, Confidential Information does not include information which the Owner can demonstrate by documentary evidence: (a) was in its possession prior to receipt from Delta-T; (b) appears in issued patents or printed publications in integrated form or is in general use in the trade without violation by Owner of this Agreement, or violation by any other party of an obligation not to disclose it; or (c) is disclosed to Owner by a third party who is under no obligation not to disclose it.

        1.1.3 CONTRACT: "Contract" means these General Conditions, the attached Exhibits A through I, and all additions or modifications thereto made in accordance with Section 20.2 below.

        1.1.4 CONTRACT SUM: "Contract Sum" means the sum set forth in Section
        8.1 below, or such greater or lesser amount as may be determined in accordance with Section 6 below.

        1.1.5 DELTA-T'S PROJECT MANAGER: "Delta-T's Project Manager" means the individual designated from time to time by Delta-T in writing as having the responsibilities described at Section 11.1 below.

        1.1.6 DATE OF COMMENCEMENT: "Date of Commencement" means the date of commencement of this Contract, which shall be the later of the date that it has been executed by both Parties, or the date that Delta-T has received the payment due at the Date of Commencement according to the payment schedule set forth in Exhibit B.

        1.1.7 DAY:  "Day" means calendar day.

        1.1.8 DELTA-T TECHNOLOGY: "Delta-T Technology" means all Confidential Information included in the information, designs and information embodied in all drawings, software or other documents delivered by Delta-T to Owner under this Contract, or embodied in the Plant or, Equipment.

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        1.1.9 EQUIPMENT: "Equipment" means the equipment described at Exhibit A.

        1.1.10 FINAL COMPLETION: "Final Completion" means that (i) Delta-T has completed its obligations under the Performance Test protocol described at Exhibit C and any right to cure that it may choose to exercise under Exhibit D, or that completion of such obligations has been waived by Owner in writing or by passage of time as provided at Section 7.5 below,
        (ii) all of the items on the Punch List signed by both Owner and Delta-T have been corrected and (iii) all lien waivers, or affidavits, required under Section 8.5 have been delivered and (iv) all drawings and other documents identified on Exhibit A as documents to be delivered by Delta-T to Owner have been delivered.

        1.1.11 GENERAL CONDITIONS: "General Conditions" means all portions of this Contract other than the attached Exhibits.

        1.1.12 MECHANICAL COMPLETION: "Mechanical Completion" means that the Plant has satisfied all of the conditions to Mechanical Completion set forth at Exhibit E.

        1.1.13 OWNER'S REPRESENTATIVE: "Owner's Representative" means the individual designated from time to time by Owner in writing as having the responsibilities described at Section 11.2 below.

        1.1.14 PERFORMANCE TEST: "Performance Test" means the test defined in Exhibits C and D.

        1.1.15 PLANT: "Plant" means the ethanol plant to be constructed for Owner under this Contract.

        1.1.16 PUNCH LIST: "Punch List" means a list of all portions of the Work, if any, which are incomplete or do not conform to the Contract.

        1.1.17 SCHEDULE: "Schedule" means the schedule set forth in Exhibit F, as amended from time to time by mutual agreement of the Parties in accordance with this Contract.

        1.1.18 INTENTIONALLY LEFT BLANK.


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        1.1.19 SITE MANAGER: "Site Manager" means the individual designated from time to time in writing by Delta-T under Section 11.1 below.


        1.1.20 STARTUP: "Startup" means the commencement of operation of the Plant for the purposes of either commencing the Performance Test or for commercial purposes, as described in Exhibit E.


        1.1.21 WORK: "Work" means the obligations of Delta-T to be performed under this contract prior to Final Completion.

    1.2 ORDER OF PRECEDENCE: In the event of any conflict between these General Conditions and the Exhibits hereto, these General Conditions shall be controlling.

2.  DELTA-T'S SCOPE OF WORK

    2.1 DESCRIPTION OF WORK: Delta-T shall, in addition to its obligations under these General Conditions, provide the Equipment and services described at Exhibit A, all in accordance with these General Conditions and the specifications set out in Exhibit A.

    2.2 PERMITS: Delta-T shall, at its expense, secure all permits identified as permits to be procured by it in Exhibit A. All other permits required by applicable law or regulation, including without limitation, permits related to environmental protection, to operation of the plant at which the Equipment is installed, or activities of Owner or any of its contractors, if any, other than Delta-T, shall be secured by Owner at Owner's expense.

    2.3 PERFORMANCE AND PAYMENT BONDS: Delta-T shall require its construction subcontractor to furnish bonds covering the construction of the Plant in accordance with the contract between Delta-T and its construction subcontractor and payment of all obligations arising under such contract in the full amount of such contract but in any event not less than $30,000,000. The bonds shall be written by a Surety satisfactory to the Owner ("Surety") and shall name NEDAK Ethanol LLC and NEDAK's construction lender , as obligees, as well as any other entity reasonably required by Owner. The bonds shall be written on a form acceptable to Owner and Owner's construction lender. Delta-T shall also require payment and performance bonds or irrevocable letters of credit for all equipment suppliers providing equipment costing in excess of $250,000.00. Any other bonds required by Owner's or Owner's construction lender shall be provided at the Owner's expense.

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    2.4 DRAWINGS: Delta-T shall, upon completion of the Work, deliver to Owner a complete set of appropriately stamped or sealed ready for construction plans, specifications or drawings ("Ready for Construction Design Drawings") required to perform the Work, as set forth under the applicable rules and regulations related to the practice of professional engineering. Delta-T shall have no responsibility to provide Owner with any other plans, specifications or drawings for work performed by Owner or its contractors or subcontractors. In the event that Delta-T is required, pursuant to Exhibit
    A, to provide Owner or any of Owner's contractors or subcontractors with electronic copies of plans, specifications or drawings ("Electronic Drawings"), during execution of the Work, Delta-T expressly disclaims any and all liability associated with any changes made to such Electronic Drawings. Owner acknowledges and agrees that should a dispute arise with respect to the accuracy of the Electronic Drawings and the Ready for Construction Design Drawings to be submitted under this Section 2.3, the Ready for Construction Design Drawings shall be considered prima facie evidence in any dispute resolution proceedings as set forth in Section 18 below.

    2.5 LICENSE OF CERTAIN DOCUMENTS AND DRAWINGS: Delta-T shall retain ownership of the copyright in, and any and all inventions and trade secrets embodied in, the documents and drawings delivered to Owner under this Contract and in all of the Delta-T Technology, and Owner's rights therein shall be governed by Section 17.2 below.

    2.6 OR EQUAL: Whenever in any of the Contract documents, any Section, materials, or equipment is defined by describing a proprietary product or by using the name of a manufacturer or vendor, the term, "or equal" if not inserted, will be implied. The specific Section, material or equipment mentioned will be understood as indicating the type, function, minimum standard of design, efficiency, and quality desired and will not be construed in such a manner as to exclude manufacturer's products of comparable quality, design, and efficiency. Where a product is mentioned by the name of a manufacturer or vendor in the Contract, Delta-T will identify to Owner the names of any products to be used in lieu of the ones named in the documents prior to awarding a purchase order. Owner shall have the right to reject any substituted product upon ten (10) business days written notice to Delta-T, unless such product is critical to the successful completion of the Work, or is the only product available that is suitable for the purpose for which it is intended.

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3.   INFORMATION, GOODS AND SERVICES TO BE PROVIDED BY OWNER

    3.1 SPECIFIC GOODS AND SERVICES: Owner shall provide the following prior to commencement of any Work by Delta-T: (a) a Plant site suitable for construction of the Plant, complete with adequate space for office and storage needs of Delta-T during construction, (b) suitable access of the Plant site, (c) utilities to the Plant boundary as necessary for Delta-T's performance of the Work, (d) all permits and licenses necessary for construction and operation of the Plant other than those to be provided by Delta-T as listed on Exhibit A, and (e) evidence reasonably satisfactory to Delta-T that it has secured financing sufficient to permit Owner to pay all its financial obligations in connection with building of the Plant, including payment of all amounts due to Delta-T. Owner shall provide the following prior to commencement of the Performance Test: (i) personnel required to be trained by Delta-T, at the time(s) needed to meet the training plan described at Exhibit A and (ii) supplies and utilities required to perform Owner's obligations under Exhibits C and D.

    3.2 OTHER GOODS AND SERVICES: Owner shall also furnish to Delta-T, at Owner's expense, all documents, drawings, specifications, information and services showing all existing structures, foundations and undergrounds in or adjacent to the Plant site that may be relevant to performance of the Work, if any; coordinates, bench marks and base lines for the land area and locations where all associated items of equipment, if any, are to be installed; the existence and location of subsurface obstructions and conditions; soil data and subsurface information for Delta-T's use for foundation design relevant to the Work; adequate arrangement drawings, utility requirements and process connections of all those existing items of machinery and equipment of existing facilities, if any, with which the Work must interconnect or accommodate, sufficient for Delta-T's performance of the Work; and the specific emission, effluent and environmental criteria and requirements for the Work; and all other documents, drawings, specifications, information and services, if any, identified as within the Owner's Scope of Services in Exhibit A. Delta-T shall be entitled to rely upon such data and design criteria in the performance of the Work. Owner shall provide all such items within the times prescribed in the Schedule, or if no time is prescribed, within the time reasonably required to allow Delta-T to perform its obligations under this contract. If no time is


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    prescribed for Owner to provide such items, Delta-T shall provide reasonable written notice to Owner setting forth the date such item(s) are required. Furthermore, Delta-T shall have the right to receive from Owner reasonable written assurance, and evidence reasonably acceptable to Delta-T, that Owner is not aware of any physical, financial or legal matters that would prevent Owner from fulfilling its obligations hereunder or impede performance of the Parties obligations under this Contract in accordance with the Schedule. If Delta-T becomes aware of any error in a document, drawing, specification or other information supplied by Owner it will promptly notify Owner of the same. Delta-T shall, however, have no liability of any kind with respect to any error of which it is not actually aware. In addition, Owner shall be fully responsible for providing all goods and services, if any, that become necessary as a result of the discovery of hazardous materials (unless such material were brought onto the Site by Delta-T or its subcontractors) or materials with archeological significance.

4.  INTERFACE AND SITE CONDITIONS

    4.1 SITE CONDITIONS: Delta-T has visited the Work site and had an opportunity to become familiar with the condition of the site as it applies to performance of the Work. If conditions are encountered at the site which were not readily observable by visual inspection of the site on February 21, 2006 or a review of the available subsurface information, or (2) are unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in this Contract, or
    (3) differ from conditions shown in any drawing, document or other information, if any, that Owner is required to deliver to Delta-T under
    Section 3 above, then notice by the observing Party shall be given to the other Party promptly before such conditions are further disturbed and in no event later than 21 days after first observance of the conditions. If any such condition causes any increase or decrease in Delta-T's cost of, or time required for, performance of any part of the Work, or any increase or decrease in any other obligation of Delta-T, Owner shall within 21 days of issuance or receipt of notice, as the case may be, under this Section 4.1, issue a change order in accordance with Section 6 below.

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    4.2 COOPERATION WITH OTHERS: Delta-T will cooperate with Owner's other contractors, if any, to facilitate coordination of the Work with the work of others, but any changes to the Work or the Schedule required to do so shall be treated as a change under Section 6 below. Notwithstanding the foregoing, Delta-T shall not be required to check the quality or quantity of work performed by Owner or Owner's contractors or subcontractors, provided, however, Delta-T shall confirm that any predecessor work shall be sufficient for Delta-T's Work. Delta-T shall not have control over or responsibility for the construction, methods, techniques, sequences or procedures, or for safety precautions and programs used by Owner or Owner's contractors or subcontractors in connection with the Work and shall have no liability thereon.

5.  SCHEDULE

    5.1 SCHEDULE: Delta-T shall use its best reasonable efforts to perform the Work in accordance with the Schedule, but it does not guarantee that the Work will be completed according to such Schedule. In case of any delay other than a delay caused by Delta-T, its employees, subcontractor's or vendors for reasons other than force majeure (which shall be treated in accordance with Section 19 below), the Schedule for completion of the Work, or any part of it, shall be extended by a number of days equal to the actual number of days of such delay, plus the number of days reasonably required for demobilization and remobilization. Delta-T shall use all reasonable efforts to comply with Owner's wishes with respect to changes in Schedule, but any adjustment requested by Owner to the Schedule shall be deemed a change and Delta-T shall have no obligation to slow down or accelerate its performance of the Work except in accordance with Section 6 below.

    5.2 COMPENSATION TO DELTA-T FOR DELAY: In the event of any delay caused by Owner, its employees, subcontractor's or vendors for reasons other than force majeure exceeds, individually or in the aggregate, fourteen (14) days, Delta-T shall be entitled to compensation for its unavoidable direct costs resulting from such delay, including in particular, but without limitation, the costs, if any, of extended site overhead and those itemized at Exhibit B.

6.  CHANGES

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    6.1 ISSUANCE OF CHANGE ORDERS BY OWNER: Owner may by its written order require changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions which do not result in any material change in the Work, provided that the Contract Sum and payment schedule are adjusted to reflect the change in Delta-T's direct costs resulting from such changes, plus a reasonable amount for profit, and that the time allowed for completion, warranty obligations, and any other obligations of Delta-T affected by the changes are adjusted to cover the consequences to Delta-T resulting from such change. Furthermore, Owner shall issue a change order providing for all such adjustments when required to do so under Section 4.1 above. The amount to be paid to Delta-T, the effect on Schedule, if any, and any other adjustments to the Contract will be made by mutual agreement. If the change, in Delta-T's judgment, would have a detrimental impact on performance of the Plant, or if the amount of the cost of the change order in dispute exceeds 1% of the Contract Sum, then Delta-T shall have no obligation to proceed with any change until such agreement is reached. Furthermore, Delta-T shall in no case be required to agree to any change requiring the handling of PCBs, asbestos or any other hazardous material. In all other cases, if Owner and Delta-T are unable to reach agreement within fifteen (15) days of the date of Delta-T's notice to Owner provided in accordance with Section 6.2 below, then Delta-T shall proceed with the change and the matter shall be resolved as provided at Section 18 below.

    6.2 NOTICE OF INSTRUCTION CONSTITUTING A CHANGE; NOTICE OF IMPACT OF CHANGE
    ORDER: If Delta-T receives instructions from Owner, which in Delta-T's opinion constitute a change in the Work, Delta-T shall so advise Owner within five (5) business days of receipt of such instruction. If Delta-T receives a change order under Section 6.1 above or becomes aware of a constructive change order of the type described at Section 6.3 below, or gives Owner a notice that an instruction of Owner constitutes a change, then Delta-T shall within ten (10) business days thereafter submit to Owner a statement of the impact of such change on Contract Sum, payment schedule, Schedule, warranties, and any other provisions of the Contract affected thereby. Delta-T shall not delay prosecution of the Work not affected by the change.

    6.3 CONSTRUCTIVE CHANGE ORDERS: Any of the following shall be deemed constructive change orders: (a) a modification of applicable law, ordinance or regulation resulting in any increase in taxes or insurance premiums, or any other cost, payable by Delta-T or in any government regulated costs that was not or should not have been reasonably anticipated by Delta-T, (b) any increase in Delta-T's costs due to force majeure, but only to the extent (i) such costs are not compensated by insurance, and (ii) the actual delay caused by the force majeure event is more than five (5) days, and (iii) such costs include the direct costs of the force majeure event plus fifty percent of any extended general condition costs, or (c) unknown or differing site conditions of the type described at Section 4.1 above.

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7.  COMMISSIONING, STARTUP, TRAINING OF OWNER'S PERSONNEL, AND FINAL ACCEPTANCE

    7.1 MECHANICAL COMPLETION AND COMMISSIONING: Delta-T shall give Owner at least five calendar days notice when Delta-T believes that the Work has reached Mechanical Completion. Owner and Delta-T shall, within seven calendar days jointly inspect the Work and prepare a proposed Punch List. Such Punch List shall clearly designate which items, if any, need to be completed in order to reach Mechanical Completion. Delta-T shall within three (3) calendar days of receipt of the jointly prepared Punch List mark the list to show Delta-T's disagreement, if any, with any of the items listed by Owner, and return a copy of the list so marked and signed by Delta-T to Owner. In the event that Parties do not agree on the items that should be included on the Punch List within three (3) calendar days thereafter, then either Party may submit the matter to disputes resolution under Section 18 below. Owner and Delta-T shall commence Commissioning upon achievement of Mechanical Completion of the Plant.

    7.2 PERFORMANCE TEST: Owner and Delta-T shall Startup the Plant and begin the Performance Test as soon as the conditions to Startup described in Exhibit C have been completed. If for any reason the Performance Test is not completed on the first attempt, then Owner shall allow Delta-T reasonable access to the Plant to do all things required to be done to achieve Final Completion for a period of at least six (6) months after Startup, as provided at Exhibit D.

    7.3 TRAINING OF OWNER'S PERSONNEL: Delta-T shall provide the training described in Exhibit A. Except as provided otherwise in Exhibit A, Owner shall provide appropriate personnel, and Delta-T shall provide such training, at times mutually agreed by them, commencing prior to Commissioning in sufficient time to prepare Owner's employees to perform Commissioning and Startup and to perform their obligations with respect to the Performance Test.

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    7.4 USE OF PLANT PRIOR TO FINAL ACCEPTANCE: Owner may use the Plant for
    commercial purposes on or after the achievement of Mechanical Completion. If Owner elects to use any portion of the Work for commercial purposes prior to Final Completion, however, then it shall allow Delta-T free access to the Plant to do all things required to be done to achieve Final Completion, including without limitation, shut downs of the Plant, as reasonably necessary including, without limitation, preparation for and execution of one or more Performance Tests.

    7.5 FAILURE TO REACH FINAL COMPLETION FOR REASONS BEYOND DELTA-T'S CONTROL:
    Subject to the provisions of Section 19 below, if for any reason Owner fails to permit Delta-T access to the Plant after the date of Mechanical Completion in order to permit Delta-T to do all things necessary to achieve Final Completion, or Delta-T is prevented from achieving Final Completion for reasons beyond Delta-T's control and such failure to permit access or prevention of performance continues for an aggregate of sixty (60) days, then Final Completion shall be deemed to occur on the sixtieth day (in the aggregate) that such access is denied or performance prevented for purposes of payment only in accordance with Section 8 below. Delta-T shall complete the Performance Testing in accordance with Exhibit C.

8.  PAYMENT

    8.1 CONTRACT SUM: Owner will pay Delta-T for the full and satisfactory completion of the Work the Contract Sum of $61,800,000.00, or such other sum as may be determined in accordance with Section 6. In addition to the sum of $61,800,000.00, Owner will pay Delta-T the sum of $10,600,000.00 for the cost of the dryer, field-fab tanks, shop-fab tanks, bulk piping and electrical wiring[.] * * The Contract Sum does not include any sales or other tax. If Delta-T is, now or in the future, required to collect from Owner or pay any federal, state, local or other tax with respect to all or any part of the Work, then that amount shall be paid by Owner at Delta-T's request, in addition to the Contract sum. The Contract Sum listed in this paragraph 8.1 is contingent on


    * PORTIONS OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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    the Owner making the first payment to Delta-T in the amount of $8,000,000.00
    (equipment deposits) on or before August 9, 2006. In the event that the Owner fails to make this payment, a constructive change order shall be issued to cover any increase in equipment costs.

    8.2 PAYMENT TERMS: Owner shall make payment in accordance with Exhibit B and this Section 8. Delta-T shall submit Applications for Payment in the form set forth at Exhibit B. Owner shall, through Owner's Representative, sign the Certificate for Payment set forth on the Application for Payment for the full payment applied for, unless it believes that all or any part of such amount is not then due. If Owner believes all or part of the amount requested in the Application for Payment is not then due, Owner shall amend the Certificate for Payment contained therein by indicating the amount, if any, that it believes to be due, and shall sign the certificate as amended and deliver the certificate, together with written notice of Owner's reasons for certifying less than the whole amount of applied for. Owner or Owner's construction lender shall wire transfer, in immediately available funds, all amounts for which it has issued certificates, within the time set forth in Exhibit B, and if no time is indicated thereon, within thirty (30) days of the date of its receipt of the Application for Payment, to a bank account to be selected by Delta-T, at its sole discretion. Owner's payment shall constitute a Certificate for Payment if the Certificate for Payment form is not executed by Owner. If Owner does not certify payment in the amount of the Application, and Delta-T and Owner cannot agree on a revised amount within fifteen (15) days of the date of the Certificate for Payment for less than the full amount, then either Party may request a demand for arbitration in accordance with Section 18. In any case, when the reasons stated by Owner for withholding payment of any amount for which an application has been made are removed, in whole or in part, Owner shall immediately issue a Certificate for Payment for the amount withheld and make payment, via wire transfer as described in this Section 8.2, of the amount so certified. .

    8.3 LATE PAYMENT: Owner shall pay the lesser of 1.0% per month or the highest amount permitted by law on all sums more than 10 calendar days past due.

    8.4 MECHANIC'S LIEN WAIVERS AND INDEMNITY: Delta-T shall pay promptly for all valid amounts due for all materials, labor and equipment used in or in connection with the performance of this Contract, including those of its subcontractor's and vendors, when bills or claims become due, and shall indemnify and hold harmless Owner from and against all claims of its subcontractors and vendors for amounts due arising from Delta-T's failure to make any such payments, provided that Owner gives Delta-T prompt notice of such claim and cooperates with Delta-T in defense of such claim.

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    8.5 MECHANIC'S LIENS: Delta-T shall keep the real property upon which the
    Plant is to be located free and clear of laborer's, materialmen's and mechanic's liens arising out of the performance of the Work for which Owner has made payment. Owner shall promptly notify Delta-T in writing of any lien so arising of which it has notice or knowledge. Delta-T shall obtain and timely provide to Owner a partial release of lien with respect to any partial or progress payment made to relevant subcontractors and shall also obtain and timely provide a complete release of lien and general release with respect to any subcontract for which full and final payment is made. In each case, the release of lien may be for an amount less amounts that will be paid from the payment for which such release of lien is requested. Delta-T shall promptly pay each subcontractor upon receipt of payment from Owner of the amount invoiced that is due to such subcontractor.

    8.6 FINAL PAYMENT: Delta-T shall invoice Owner for the final amount due to it in accordance with Exhibit B.

    8.7 CONSTRUCTION LENDER. Delta-T understands that Owner is obtaining construction financing and that the financial institution providing such construction financing may have certain requirements and procedures for making progress and other payments to Delta-T. Delta-T agrees to cooperate with any and all reasonable requirements and procedures imposed by Owner's construction lender.

    8.8 WITHHOLDING PAYMENTS. Owner shall be entitled to deduct from any amounts due or owing by Owner to Contractor any amounts as may be reasonably necessary to protect owner from losses due to:

    (a) Work that is damaged, defective or not in conformance with this Agreement and has not been remedied by Contractor after having written notice from Owner of such damage, defect or nonconformity and Contractor having not corrected such damage, defect or nonconformity within thirty (30) calendar days of receiving such notice; or

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    (b) Failure of Contractor to pay Subcontractors, or for labor, materials or
    Equipment unless a Payment Default has occurred and is continuing and then only to the extent such Work was part of the Invoice which forms the basis of the Default Payment; or

    (c) claims filed by third parties relating to or arising out of the Work against the Owner or its Construction Lender and damage to the Owner or another person or entity caused by Delta-T, its subcontractor, or material suppliers that arise out of the Work, provided such claim or damage has not been resolved by Delta-T after having written notice from Owner of such claim or damage and Delta-T not having corrected or resolved such claim or damage within thirty (30) days of receiving such notice.

9. RIGHTS OF OWNER AND DELTA-T TO SUSPEND WORK OR TERMINATE

    9.1 OWNER'S RIGHT TO TERMINATE FOR CAUSE: Owner may terminate this Contract if: a. a petition in bankruptcy is filed by Delta-T, and such filing materially impacts Delta-T's ability to perform its obligations under this Contract, or such a petition is filed against Delta-T and it is not dismissed within 45 days, or

        b. Delta-T commits a material breach of a material obligation under this Contract, or fails to make reasonable progress toward completion of the Work, and fails to cure such breach or failure within the longer of 45 days of its receipt of written notice of such breach or such longer time as is reasonably required to cure such breach.

    Upon such termination Owner may take possession of the Work completed by Delta-T or delivered to the Plant site and all materials and Equipment at the site acquired for incorporation into the Work and owned by Owner or Delta-T, take assignment of all purchase orders and subcontracts related to the Work and complete the Work by whatever reasonable method Owner may deem expedient. Owner shall permit Delta-T access to the Plant site after such termination as reasonably required by Delta-T to remove any equipment, trailers, supplies, goods and materials maintained by Delta-T in connection with the Work but not intended to be incorporated into the Plant, or owned or used by any of its subcontractors under subcontracts not to be assigned to Owner. In the event of termination for any of the reasons set forth above, Delta-T will be liable to Owner for any reasonable costs incurred by

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    Owner to complete the Work in excess of the Contract Sum remaining unpaid to
    Delta-T, up to a maximum of 10% of the Contract Sum. In case of such termination, the license granted under Section 17.2 below with respect to the Delta-T Technology delivered prior to the date of termination shall become effective, no further payments will be made to Delta-T after termination until the Work is completed and upon completion of the Work, Owner shall pay Delta-T the balance due under this Contract, less the amounts required to be paid by Owner to third parties to complete the Work, and if the unpaid balance of the Contract Sum is less than the cost of finishing the Work, Delta-T shall then pay such excess, up to a maximum of the amount set forth in the preceding sentence.

    9.2 DELTA-T'S RIGHT TO STOP WORK: If Owner does not pay Delta-T amounts that Owner has certified for payment within five (5) Days after the date such payment is due, then Delta-T may, upon ten (10) Days written notice to Owner, stop the Work until payment of the amount owing has been received.; provided, however, Delta-T may not stop the Work if there is a good faith dispute regarding the amount of payment due Delta-T. If Delta-T suspends the Work under this Section 9.2, then the time allowed for completion of any of the Work shall be extended as provided at Section 5.1 above.

    9.3 DELTA-T'S RIGHT TO TERMINATE: Delta-T may terminate the Contract on seven (7) Days written notice if the Work is stopped, without fault on the part of the Delta-T or, any of its vendors or subcontractors, for more than twenty-one Days, for any of the following reasons:
          a. a petition in bankruptcy is filed by Owner, and such filing materially impacts Owner's ability to perform its obligations under this Contract, or such a petition is filed against Owner and it is not dismissed within forty-five (45) Days.
          b. Owner has not made payment within sixty (60) Days of the date due;
          or
          c. Owner commits any other material breach of a material obligation under this Contract, and fails to cure such breach within the longer of 45 Days of its receipt of written notice of such breach or such longer time as is reasonably required to cure such breach.

    Delta-T may terminate the Contract on seven (7) Days written notice if the Work is stopped, without fault on the part of the Delta-T or, any of its vendors or subcontractors, for more than ninety (90) Days because of the issuance of any order of a court or other public authority having jurisdiction over the Site or project.

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    Upon such termination Owner shall pay Delta-T (a) all amounts then due to it under this Contract as of the date of termination, including all amounts completed but not yet invoiced, and including the portions, if any, of such amounts that would have been held as retainage in accordance with Exhibit B,
    (b) all unavoidable costs payable to subcontractors at any tier and all other vendors related to the work, including reasonable fees for cancellation, and (c) a termination fee calculated as set forth in Exhibit
    B. For this purpose, the amounts then due to Delta-T shall be deemed to be all amounts billed in accordance with Exhibit B up to the date of termination, plus the value of all goods delivered and services performed under this Contract and not billed as of the date of termination. In the event that the Parties cannot agree on the total amount due within thirty
    (30) Days of the date of Delta-T's demand for payment hereunder, either
    Party may initiate arbitration under Section 18.2 below.

10.  SAFETY AND SECURITY

    10.1 PREMISES: Delta-T will keep the premises clean and free from rubbish caused by performance of the Work and will insure that its subcontractors do likewise. At completion of the Work, Delta-T shall leave the premises clean of all debris resulting from performance of the Work. Owner shall provide dumpsters for disposal or recycling of materials and Delta-T shall be responsible to insure that the proper material is placed in the appropriate dumpster. Owner shall receive the proceeds of the sale or recycling of any salvage items or scrap from the project.

    10.2 SECURITY: During construction and installation of the Work, Delta-T will use reasonable means to protect the Work and all Equipment and materials to be used in connection with the Work and located on the Work site safe from injury or defacement, within the defined battery limits, and all equipment owned or leased by Delta-T or any of its subcontractors, and all other equipment and goods of any kind located at the Plant site for the purpose of performing the Work.

    10.3 SAFETY: Delta-T will insure all its labor and other authorized personnel comply with all appropriate safety and security regulations, procedures or standards. Delta-T shall furnish and maintain all necessary safety equipment and training for its employees and shall maintain a safe work site at all times. All Work shall be performed in accordance with Delta-T and its primary subcontractor's safety plan.

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

    10.4 COMPLIANCE WITH OSHA AND SIMILAR LAWS AND REGULATIONS: Owner shall at all times be solely responsible for compliance with the Occupational Safety and Health Act ("OSHA"), and any similar state laws or regulations, with respect to its own employees. In particular, but without limitation, Owner shall be responsible for claims made by any of its employees, by reason of any personal injury or death which results from a violation of any such law or regulation. Delta-T shall be solely responsible for compliance with OSHA, and any similar state laws or regulations, with respect to its own employees and will require the same of its subcontractors. In particular, but without limitation, Delta-T shall be responsible for claims made by any of its employees, whether against Owner or Delta-T by reason of any personal injury or death which results from a violation of any such law or regulation. The Schedule shall be extended as necessary to allow for cure of any unsafe condition, which results in a suspension of the Work, which is caused by anyone other than Delta-T, its agents, employees or sub-subcontractors.

11.  PROJECT EXECUTION

    11.1 DELTA-T REPRESENTATIVES: Delta-T will keep a Project Manager ("Delta-T's Project Manager") assigned to the Work at all times during its progress, and shall keep a Site Manager on the Work site on a daily basis during the construction phase of the Work. Delta-T's Project Manager shall represent Delta-T, and written communications given to Delta-T's Project Manager or Delta-T's Site Manager shall be as binding as if given to Delta-T itself. All communications to Delta-T's Project Manager or Site Manager by Owner shall be confirmed in writing upon request by Delta-T.

    11.2 OWNER REPRESENTATIVE: Owner will have at all times during the progress of the Work, a competent representative ("Owner's Representative") assigned to the Work. Owner's Representative shall represent Owner, and written communications given to Owner's Representative shall be as binding as if given to Owner itself. Owner shall have its Owner's Representative on site, or available within 24 hours, at all times during the progress of the Work.

    11.3   PROJECT REVIEWS AND APPROVALS:

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

        11.3.1 REVIEWS: Delta-T will, as appropriate, and additionally upon Owner's request, issue a project progress schedule to Owner. Delta-T shall provide Owner each week a two-week look ahead schedule. Delta-T shall participate in weekly meetings to review the progress of the Work at the Work site at Owner's request as set forth in Exhibit A. . Owner may review and comment on any plan, drawing or specification, that Delta-T delivers to Owner. No review or comment made by Owner shall result in Owner's being deemed to have assumed any responsibility for any of the Work. Delta-T shall attempt to incorporate Owner's comments where it can do so without increasing Delta-T's cost, the time required for performance, or any of its other obligations, but Delta-T shall have no obligation to suspend work to allow time for review and comment except as provided in the Schedule, or to incorporate any of Owner's comments except as required in order to comply with Delta-T`s obligations under the Contract, or as agreed under Section 6 above.

        11.3.2 APPROVAL PROCESS: If Exhibit A or the Schedule provides for approval by Owner of any portion of the Work or any document, then Owner shall be deemed to have given its approval unless it delivers written notice of its disapproval, and the specific reasons for its disapproval within the time allowed according to the Exhibit or Schedule.In the event that the reason for disapproval by the reviewing Party results from failure of the other Party ("submitting Party") to fulfill any of its obligations under this Contract, then the submitting Party shall correct the work or document requiring correction and resubmit it for review. The reviewing Party shall have five (5) business days, or one-half the time allowed according to the applicable Exhibit or
        Schedule if such time is prescribed, for the initial review to approve or disapprove the resubmitted work or document, and it shall be deemed to have given its approval unless it delivers written notice of its disapproval, and the specific reasons for its disapproval, within that time. The review and resubmittal process shall continue in like manner until the submitted Work is approved. In the event that any disapproval results from a cause other than failure of the submitting Party to fulfill any of its obligations under this Contract, the Schedule shall automatically be extended as provided at Section 5.1 above.

    11.4 SUBCONTRACTORS AND VENDORS:


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

        11.4.1 NOTICE OF SUBCONTRACTOR SELECTION: Delta-T shall, as soon as practicable after award of the Contract, furnish in writing to Owner the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for major portions of the Work. Owner acknowledges that Delta-T, particularly on large or fast-track projects, may not make final selection of some subcontractor or vendors until later in the project, and that Delta-T has the right to select subcontractors and vendors as long as the selection would not result in failure to satisfy the requirements of this Contract. The subcontracting of any portion of the Work, as described in Exhibit A, shall not relieve Delta-T of responsibility for performance of the Work as provided therein. Notwithstanding the foregoing, Delta-T shall have the right to subcontract such portions of the Work as it shall determine to be necessary to others which, in turn, shall have the right to subcontract such portions of the Work assigned to them, if any, as they shall deem necessary.

12.  WARRANTY

    12.1 EQUIPMENT WARRANTIES: Delta-T shall, for the protection of Owner, assign to Owner all warranties and guarantees supplied by all vendors and subcontractors from who it procured goods or services incorporated into the Project. In addition, Delta-T warrants to Owner that the Equipment will be free from mechanical defects, structural defects and defects in material and workmanship until twelve (12) months from completion of the Performance Test,. OWNER'S SOLE AND EXCLUSIVE REMEDY IN CASE OF BREACH OF THIS WARRANTY SHALL BE REPAIR OR REPLACEMENT AS PROVIDED IN THIS SECTION 12.1. If any defect covered by the above warranties is discovered within the warranty period, Delta-T shall, subject to the provisions set forth below, repair or replace the defective material or Equipment. The decision to repair or replace shall be made by Owner. If Owner and Delta-T do not agree on whether repair or replacement is the most appropriate remedy, and if the remedy recommended by Delta-T would not impair the performance of the Work or otherwise materially diminish the value of the Work, then Delta-T shall not be required to perform the remedy elected by Owner unless Owner pays Delta-T the excess cost of performing such remedy over and above the cost of performing the remedy recommended by Delta-T. Delta-T shall in no case have any liability, under this warranty or otherwise, for any defect or deterioration which results from failure of Owner to provide any feedstock, utilities, or other supplies, services or conditions specified in Exhibit C, force majeure, improper operation or maintenance including damage caused by freezing, foreign substance or impurity introduced into the equipment, or any other matter not within Delta-T's control.

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

    12.2 DESICCANT MATERIAL: Delta-T warrants that the molecular sieve desiccant will not deteriorate due to mechanical abrasion to such an extent as to reduce the dehydration capacity of the molecular sieve below the level specified in the Performance Guarantee set forth at Exhibit D for a period of five years from twelve (12) months from the completion of the Performance Test. OWNER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS WARRANTY SHALL BE REPLACEMENT OF THE DESICCANT MATERIAL AS PROVIDED IN THIS SECTION 12.2. Replacement shall be made at no cost to Owner in the event of a claim under this warranty within one year after Final Acceptance. With respect to any claim made thereafter, the desiccant replacement cost to Owner shall be pro rated, on a daily basis, on the basis of the number of days remaining in the last four (4) years of the warranty period. As an example, Owner would pay 50% of the cost of replacement desiccant if the original desiccant had to be replaced exactly three (3) years from the commencement of the warranty period (100% x 730th day/ 1460 total Days).

    12.3 PROFESSIONAL SERVICES: Delta-T warrants, for a period ending one year after Final Acceptance, or the last date on which Delta-T performed work under this Contract if this Contract is terminated for any reason prior to Final Acceptance, that the services provided by it hereunder will be provided with reasonable skill and care of the type normally exercised by other design professionals under similar circumstances. Delta-T shall not have any obligation or liability for failures or defects due to ordinary wear and tear, corrosion or erosion, or as a result of improper operation, improper maintenance or operating conditions more severe than, or different from, those contemplated in the original design of the Work.

    12.4 LABOR: Delta-T warrants to Owner that the labor performed and materials supplied will be free from defects in workmanship and will be of good quality until twelve (12) months from completion of the Performance Test. OWNER'S SOLE AND EXLCUSIVE REMEDY IN CASE OF BREACH OF THIS WARRANTY SHALL BE REPAIR OR REPLACEMENT AS PROVIDED IN THIS SECTION 12.4. If any defect covered by the above warranties is discovered within the warranty period, Delta-T shall, subject to the provisions set forth below, repair or replace the defective workmanship. The decision to repair or replace shall be made by Owner. If Owner and Delta-T do not agree on whether repair or replacement is the most appropriate remedy, and if the remedy recommended by Delta-T would not impair the performance of the Work or otherwise materially diminish the value of the Work, then Delta-T shall not be required to


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

    perform the remedy elected by Owner unless Owner pays Delta-T the excess cost of performing such remedy over and above the cost of performing the remedy recommended by Delta-T. Delta-T shall in no case have any liability, under this warranty or otherwise, for any defect or deterioration which results from failure of Owner to provide any feedstock, utilities, or other supplies, services or conditions specified in Exhibit C, force majeure, improper operation or maintenance including damage caused by freezing, foreign substance or impurity introduced into the equipment, or any other matter not within Delta-T's control

    12.5 PROCESS WARRANTY: Delta-T warrants that the Plant will perform as set forth in Exhibit D during the Performance Test. Delta-T shall not have any obligation or liability for failures or defects due to ordinary wear and tear, corrosion or erosion, or as a result of improper operation, improper maintenance or operating conditions more severe than, or different from, those contemplated in the original design of the Work. OWNER'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF THIS WARRANTY IS PAYMENT BY DELTA-T OF LIQUIDATED DAMAGES AS SET FORTH AT EXHIBIT D.

    12.6 NO OTHER WARRANTIES: Delta-T's sole warranties to Owner under this Contract are the warranties set forth in this Section 12 and in Exhibit D. OWNER HEREBY ACKNOWLEDGES AND AGREES THAT DELTA-T MAKES NO OTHER WARRANTY UNDER OR BY VIRTUE OF THIS CONTRACT, WHETHER EXPRESS OR IMPLIED, AND WHETHER RELATED TO GOODS OR SERVICES, AND THAT DELTA-T MAKES NO WARRANTY OF ANY KIND TO ANYONE OTHER THAN TO OWNER.

    12.7 NOTICE OF WARRANTY CLAIM: Owner shall notify Delta-T of any defect covered by the warranty set forth in Section 12.5 and Exhibit D as provided at Exhibit D, and shall notify Delta-T in writing of any defect covered by any other warranty within thirty (30) Days after discovering such defect, and in no case later than thirty (30) Days after expiration of the applicable warranty period.

    12.8 PERFORMANCE IN EXCESS OF GUARANTEES: Performance of the Plant in excess of the performance guarantees shall in no way be construed to void the warranties set forth herein.

13. TRANSFER OF TITLE AND RISK OF LOSS


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

Title to, and risk of loss of, the Equipment or any part thereof and all materials and components used, or to be used in the Plant, shall pass to Owner upon delivery to the Work site. This provision, however, shall in no case be deemed to alter any of the rights or obligations of any party under any insurance policy provided under Exhibit G, or any waiver of subrogation set forth in Section 14 below.

14. INSURANCE

    14.1 REQUIRED INSURANCE: Each Party shall carry the insurance coverage described in Exhibit G as insurance to be carried by it.

    14.2 ADJUSTMENT OF LOSS: Any loss insured under property or builders risk insurance required under this Section 14 shall be adjusted by the insurance carrier with the insured as fiduciary for the other party or parties whose interests are insured thereunder as their interests may appear, and the insured shall pay the proceeds due to them promptly. The insured shall bear the costs of the deductible, if any, under such policy.

    14.3 WAIVER OF SUBROGATION: Owner and Delta-T intend that all builder's risk policies purchased, or required to be purchased, in accordance with Exhibit G will protect Owner, Delta-T and all subcontractors at any tier, and will provide primary coverage for all losses and damages caused by the perils or causes of loss covered thereby. Owner and Delta-T waive all rights against each other and their respective subcontractors, officers, directors, agents and employees of the other arising out of or resulting from any of the perils or causes of loss covered by such policies and any other property insurance during the period prior to Final Completion and payment of all amounts due to Delta-T under this Contact. None of the above waivers shall extend to the rights that any Party making such waiver may have to the proceeds of insurance held by Owner as trustee or otherwise payable under any policy so issued. In addition, Owner waives all rights against Delta-T, its subcontractors at any tier and the officers, directors and employees and agents of any of them for business interruption and any other consequential damages caused by, arising out of or resulting from any such insured perils or causes of loss or any other peril or cause of loss whether or not insured. All policies required under the Contract shall be endorsed to include such waivers of subrogation, or confirmation of such waivers shall appear on the certificates of insurance required to be delivered under
    Section 14.4 below. Owner and the Delta-T shall require from each of their contractors and subcontractors who do work on the Project similar waivers, each in favor of the other parties enumerated in this Section.

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

    14.4 CERTIFICATES OF INSURANCE: Before commencing the Work, Delta-T and Owner shall each furnish the other with certificates evidencing the coverage required under Exhibit G from the insurance company or companies carrying the aforesaid coverage. These certificates will provide that the policies may not be amended or terminated unless at least thirty (30) days prior written notice is given to Owner and Delta-T. Failure of either Party to demand any such certificate prior to commencement of the Work shall not, however, be deemed to relieve any Party of its obligation to carry such insurance.

15.  INDEMNITY

    15.1 INDEMNITY BY DELTA-T FOR PERSONAL INJURY AND PROPERTY DAMAGE: Delta-T shall indemnify and hold harmless Owner and its agents and employees from and against all claims made by a third party for any, damages, losses and expenses, including, but not limited to attorney's fees, arising out of or resulting from Delta-T's performance of the Work, provided that any such damage, loss or expense: (1) is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Plant, Equipment or the Work itself) and (2) is caused in whole or in part by any negligent act or omission of Delta-T, its subcontractors, or anyone for whose acts Delta-T is liable. In the event that any such damage, loss or expense was caused in part by Owner or by any other person or entity, however, then Delta-T shall be obliged to pay only the portion of the damage, loss or expense, including reasonable attorney's fees as is attributable to its relative share of the negligence or omission which caused such damage, loss or expense.

    15.2 INDEMNITY BY DELTA-T FOR INTELLECTUAL PROPERTY: Notwithstanding anything to the contrary herein, Delta-T hereby warrants that the Plant, and the use thereof in an application described in the process description set forth at Exhibit A, as delivered by Delta-T under this Contract, when operated in accordance with Delta-T's operating instructions, will not infringe any United States patent, copyright, any trade secret, or any other intellectual property right held by others. Delta-T further agrees, upon receipt of notification from Owner of a lawsuit or claim against Owner for such an infringement, to promptly defend such claim with competent counsel of its own choosing. Delta-T further agrees, to indemnify Owner against any royalties, damages, orders, and court costs, awarded by a final, non-appealable judgment resulting from a finding of an infringement covered by this indemnity, or the settlement of a claim indemnifiable under this
    Section 15.2.

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

    15.3 CONDITIONS TO INDEMNITY: The indemnities set forth in Sections 15.1 and
    15.2 above all shall not apply to any design, process or product of a particular manufacturer or manufacturers, which is specified by Owner. These indemnities are valid only if (a) Owner gives notice of any claim or lawsuit for which it claims indemnity within time sufficient for Delta-T to contest such claim, (b) Owner cooperates fully and promptly with Delta-T in the defense thereof at Owner's expense for all items related to such defense for time of witnesses who are employees of Owner, costs related to travel, production of documents, fees for any counsel it elects to assist it in addition to counsel appointed by Delta-T for defense of the claim, and (c) Delta-T has full authority in defense of such lawsuit or claim and to settle such claim, provided that, it pays to Owner the cost, if any, of any change in operations resulting from such settlement. In no case shall Delta-T be liable under Sections 15.1 or 15.2 for any amount, including costs and attorney's fees, in excess of the limit set forth at Section 16 below.

    15.4 INDEMNITY BY OWNER: Owner shall indemnify and hold harmless Delta-T and its agents and employees from and against all damages, losses and expenses, including but not limited to attorney's fees, and arising or resulting from a claim, order, requirement or charge made or brought by a third party or by the federal, state or local government, or any department, agency or subdivision thereof, based, in whole or in part, on: (a) defects in title; (b) Owner's negligence; (c) hazardous materials, unless such materials were brought on the Site by Delta-T or its subcontractors; (d) the existence of any substance located on or under the Work site, unless such substance was brought on the Site by Delta-T or its subcontractors; (e) a condition of the Work site subject to any law or regulation related to protection of the environment; or (f) any other matters for which Owner shall have responsibility pursuant to this Contract. This indemnification is valid only if (a) Delta-T gives notice of any claim or lawsuit for which it claims indemnity within time sufficient for Owner to contest such claim, (b) Delta-T cooperates fully and promptly with Owner in the defense thereof at its expense for all items related to such defense for time of witnesses who are employees of Delta-T, costs related to travel, production of documents, fees for any counsel it elects to assist it in addition to counsel appointed by Owner for defense of the claim, and (c) Owner has full authority in defense of such lawsuit or claim and to settle such claim, provided that such settlement requires payment of monetary damages only and that Owner can, and does, pay the full cost of any such settlement.

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

16. LIMITATION OF LIABILITY

In no case shall Delta-T or Owner have any liability to the other under or arising from any performance, delay in performance, or breach of this Contract for any indirect, incidental, reliance, punitive, exemplary, or consequential damages (including, without limitation, lost profits, increase in costs of goods or services resulting from delay, cost of capital or losses due to business interruption) whether based on contract, tort or other legal theory, whether or not Delta-T had knowledge of the damages that might result, except as expressly provided otherwise under these General Conditions and except in case of breach of Section 17 below, to which this limitation shall not apply. Subject to the limitations set forth in this paragraph, nothing shall preclude Delta-T or Owner from recovering direct damages. Furthermore, Delta-T's maximum cumulative liability for any and all direct damages under this Contract, including without limitation liquidated damages payable Exhibit D, shall be as follows:

        1. 100% of the Contract Sum as set forth in paragraph 8.1 beginning at commencement of the Project. (For purposes of paragraph 16 only, the computation of the Contract Sum shall not include any Change Orders as provided for in this Agreement.) The 100% of Contract Sum maximum liability shall be reduced in amounts equal to the payments made by Owner to Delta-T under this Agreement. Once the Owner has paid Delta-T 50% of the Contract Sum, Delta-T's maximum liability shall remain fixed at 50% of the Contract Sum until such time as the Plant reaches Mechanical Completion.

        2. Once the Plant reaches Mechanical Completion, Delta-T's maximum cumulative liability shall be reduced to Thirteen Million Dollars ($13,000,000.00), inclusive of the Retainage provided for under this Agreement. Delta-T's maximum liability shall remain fixed at $13,000,000.00 until such time as the Plant reaches 90% of the Performance Guaranty values set forth in this Agreement.

        3. Upon reaching 90% of the Performance Guaranty amounts, Delta-T's maximum cumulative liability shall be reduced to the amount of the Retainage which shall be released pursuant to Exhibit B.

        The limitations set forth in this Section shall not apply to limit or restrict available insurance nor shall it effect warranty or indemnification obligations hereunder.

17.  CONFIDENTIALITY

    17.1 CONFIDENTIAL INFORMATION: Owner shall not use any Confidential Information for any purpose other than the purposes permitted under this Contract and shall not use any Delta-T Technology except as permitted under
    Section 17.2. Furthermore, Owner shall not disclose any Delta-T Technology or other Confidential Information to, or permit the visual inspection of the Equipment, Plant or Work embodying any Confidential Information by, any person or entity other than its employees who need to have access to such data in order to operate the Plant, any consulting engineers retained by Owner, or representatives of the construction lender unless (a) such access is required by local, state or federal regulatory authorities, or (b) it is necessary to do so in order to maintain or repair the Plant or to facilitate interface of connection of the Equipment to other equipment or facilities of Owner, and Owner has complied with the first right of refusal requirements of Section 17.3 below; and (c) Owner first obtains a signed confidentiality agreement from such person in the form attached hereto as Exhibit H and provided a copy of the same to Delta-T. In addition to the foregoing, Delta-T shall have the right to reasonably object to Owner's request to disclose Confidential Information to third parties. Furthermore, Owner shall not disclose any Confidential Information to any of its employees other than those who have been made aware of and agreed to comply with the non-disclosure provisions of this Section 17.1. Owner shall not disclose any Confidential Information pursuant to court order or other legal process unless it is advised by its legal counsel that it is legally required to do so; it has promptly given Delta-T notice of such order or process so that Delta-T can seek to obtain a secrecy order; and, it uses all other reasonable means to ensure the confidential treatment of such information. In particular, but without limitation, in no event will Owner knowingly allow an entity that is a competitor of Delta-T to tour the Plant, or to provide maintenance or other services that would expose it to Delta-T Technology, as long as there is a reasonably feasible alternative to complete the maintenance through Delta-T or a non-competitor of Delta-T. A "competitor" for this purpose shall mean entities listed on Exhibit I, and such other entities as Delta-T may advise Owner from time to time in writing. Owner shall maintain a log of each individual (other than its employees and contractors) who has access to the Delta-T Technology, and the date and purpose for such access. Owner shall provide a copy of such log to Delta-T upon request.

    17.2 LICENSE OF DELTA-T TECHNOLOGY: Owner acknowledges that Delta-T is and shall remain the sole owner of the Delta-T Technology, and of the copyrights in all the drawings, manuals and other documents provided by Delta-T under this Agreement. Delta-T grants to Owner, subject to the conditions of this Agreement, a non-exclusive, paid-up, non-transferable right to use in perpetuity the Delta-T TECHNOLOGY, without right to grant such rights to others, solely for the purposes of:

          a.   Use and operation of the Plant.

          b. Maintenance, repair, and optimization or enhancement of the Plant.

    Optimization and enhancement, for this purpose, shall include de-bottlenecking, but shall not include expanding the physical dimensions of the distillation columns and molsieve vessels specified in the design, or adding to the original number of distillation columns and molsieve vessels delivered by Delta-T under this Contract. Delta-T agrees that if Owner wishes to expand or add distillation columns or molsieve vessels in order to increase the production capacity of the Plant, Delta-T shall negotiate in good faith with Owner to agree to a grant of rights, and corresponding technology fee, to allow for such expansion or addition. The right granted under this Section 17.2 shall become effective only upon payment in full of the entire amount due to Delta-T under Section 8 above, and Owner shall have no right to use any such Delta-T Technology, for any purpose other than Plant Startup and conducting the Performance Test until the payment of all such amounts is made per the terms of this Contract.

    17.3 FIRST RIGHT OF REFUSAL: Owner shall not disclose any Delta-T Technology for the purpose of maintenance or repair of the Plant to anyone other than its employees or other entities who need to have access for those purposes unless (a) Owner first obtains a fully executed Non-Disclosure Agreement in a form identical to Exhibit H from each such person or entity who may be exposed in any way to Delta-T's Technology and (b) Owner provides Delta-T with a copy of such fully executed Non-Disclosure Agreement.

18.  DISPUTE RESOLUTION

    18.1 EXECUTIVE CONFERENCE OR MEDIATION: In the event of any controversy or claim arising out of or related to this Contract, or the interpretation, termination or breach hereof, other than default in payment due under
    Section 8 above which shall be subject to the provisions of this Section at Delta-T's option, the Parties shall, upon the written request of either of them, attempt to resolve the matter by agreement of the representatives of the Parties. Such representatives shall be at least one management level above the individuals who have had direct responsibility for performance of the Contract, or the highest level of management of any Party whose highest level of management has had direct responsibility for such performance. Such representatives shall meet in person or by telephone or teleconference at least once, and shall attempt to resolve any matter raised by either of them by the written notice requesting such resolution for a period of at least thirty (30) Days. In the event that the Parties are unable to resolve the dispute by agreement of such representatives within such thirty (30) Day period, then at the written request of either Party, the Parties shall submit the matter to mediation under the then current rules of mediation and conciliation of the American Arbitration Association. The Parties shall attempt to resolve any matter submitted to mediation under this Section 18.1 within thirty (30) Days after the date of delivery of the written request for mediation.

    18.2 ARBITRATION: Any controversy or claim arising out of or related to this Contract, or the interpretation, termination or breach hereof, which cannot be resolved by mutual agreement of the parties or by mediation within the time periods provided at Section 18.1 above shall be submitted to binding arbitration in accordance with the applicable rules of the American Arbitration Association. The place of arbitration shall be Nebraska. Neither Party shall submit any such matter to arbitration unless the parties have been unable to resolve it by mediation for a period of at least thirty (30) days after the date of request for mediation. Any party who files a notice of demand for arbitration must assert in the demand all claims then known to that party against the other. Judgment upon any award rendered by an arbitrator or arbitrators under this Contract may be entered upon it in accordance with applicable law in any court having jurisdiction thereof, but either party hereto shall have the right to contest such award on the grounds that it is contrary to applicable law.

    18.3 INJUNCTIVE RELIEF: Notwithstanding the foregoing, Delta-T may seek injunctive relief from any court of competent jurisdiction at any time in case of a breach of Section 17 above.

    18.4 ATTORNEY'S FEES AND COSTS: All costs, expenses and attorney's fees resulting from the litigation or arbitration of any claim under this Contract shall be paid by the losing party to the prevailing party, considering the totality of the circumstances, including any offers of settlement.

19.     FORCE MAJEURE

        19.1 No delay in, or failure of, performance by either Party under this Contract will constitute default hereunder or give rise to any claim for damages if and to the extent caused by an occurrence beyond the control of the party affected, to include but not limited to, acts of governmental authority, acts of God, strikes or other concerted acts of workmen, fire, flood, abnormal weather, explosions, riots, war, rebellion or sabotage.

        19.2 Adjustments to all scheduled dates shall be made as a result of a delay caused by a Force Majeure Event and shall be equal to the actual number of days of delay incurred by Delta-T or its subcontractors.

20.  GENERAL PROVISIONS

    20.1 ASSIGNMENT: Neither Delta-T nor Owner shall assign or transfer its duties or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonable withheld. This Contract shall be binding upon and shall inure to the benefit of the Parties and the successors and permitted assigns of Owner and Delta-T.

    20.2 ENTIRE CONTRACT; WAIVER; AMENDMENT: These General Conditions and the attached Exhibits constitute the full and complete contract between the parties hereto with respect to the subject matter hereof. There are no statements, agreements, understandings, representations or trade customs of any kind, express or implied, concerning the subject matter which are not merged herein or superseded hereby. A waiver of any of the terms of this Contract shall not bind either party unless signed by one of its duly authorized representatives. Waiver by either Party of any default by the other party hereunder shall not be deemed a waiver by such Party of any default by the other which may occur thereafter. This Contract may only be modified or amended by an agreement in writing executed by both Parties hereto.

    20.3 GOVERNING LAW: The validity, performance, construction and effect of this Contract shall be governed by the laws of the state in which the work is performed.

    20.4 NOTICES: ALL notices provided for herein will be considered as properly given if in writing and delivered personally or, by fax or sent properly addressed, postage pre-paid:


               If to Delta-T, to:           323 Alexander Lee Parkway
                                            Williamsburg, VA  23185  USA
                                            Attn: Robert Swain, VP & CFO

               If to Owner, to:             Jerome Fagerland
                                            President-General Manager
                                            87590 Hillcrest Road
                                            P.O. Box 391
                                            Atkinson, Nebraska 68713

     Notices shall be deemed effective upon actual receipt, or in the case of posting in the U. S. mail, on the fourth Day after mailing.

     20.5 SURVIVAL: Sections 16, 17.1, 18, 19, and 20 shall survive termination of this Contract.

     20.6 THIRD PARTIES: The Parties agree that this Contract is not intended by either Party to give any benefits, rights, privileges, actions or remedies to any person, partnership, firm or corporation (other than a Party or its permitted assignee) as a third party beneficiary under any theory of law.

     20.7 EQUAL BARGAIN AND REPRESENTATION: The Parties have participated jointly in the negotiations and drafting of this Contract. In the event that an ambiguity or question of intent or interpretation arises, this Contract shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Each of the Parties acknowledges that it has been represented by legal counsel of its own choice throughout all negotiations, preparation, review and execution of this Contract, and that each Party has executed this Contract voluntarily and with the consent and on the advice of any such legal counsel. In entering into this Contract, each Party has undertaken such factual inquiry as it has deemed necessary and has relied solely on that inquiry and not on statements or representations of the other Party.

21.  PROCEEDING BEFORE FINANCIAL CLOSING

     21.1 The Owner has the option to request that Delta-T initiate engineering tasks prior to financial closing. If this option is elected, until such time as Owner notifies DELTA-T that Owner has secured financing sufficient to permit Owner to pay all its financial obligations in connection with building of the Plant upon terms acceptable to Owner, (the "Financing"), DELTA-T shall only perform (i) the tasks described on Exhibit J and (ii) such other portions of the Work as Owner may from time to time specifically request and as DELTA-T may agree in a writing signed by it to perform. DELTA-T shall have the right to receive from Owner reasonable assurance of Owner's ability to pay for Work that Owner asks it to perform prior to performing any such Work until such time as DELTA-T shall have received written notice from the Owner, and evidence reasonable acceptable to DELTA-T, that the Financing has been secured. If this option is elected, Owner shall provide DELTA-T a topographical and legal survey of the Plant site, and the amount due to DELTA-T under Exhibit B-3, prior to commencement of Work under this Section 21. DELTA-T's commencement of Work under this Section 21 shall in no case be deemed a waiver of Owner's obligation to provide the items that it is required to provide under
          Section 3 above prior to performing Work other than the Work described on Exhibit J.

     21.2 If DELTA-T does not receive notice that Financing has been secured on or before September 15, 2006, then DELTA-T may terminate this Agreement at any time thereafter without penalty or expense of any kind upon at least 30 days' written notice of its intent to terminate. In such case, the termination shall become effective at the end of the notice period unless DELTA-T receives notice of Owner's receipt of Financing prior to the effective date of termination. Upon termination under this Section, Owner's rights in the DELTA-T technology under
          Section 17.2 above shall immediately cease, and Owner shall return all documents and other materials containing any such technology to DELTA-T and certify to DELTA-T in writing that it has done so. Upon such termination, neither Party shall have any obligations to the other under this Agreement (except for such obligations as survive under Section 20 above), except that Owner shall be obligated to pay DELTA-T for all Work performed by DELTA-T prior to date of such termination.

    WITNESS WHEREOF, the parties hereto have executed this Contract to be effective on the 9th day of August, 2006.

DELTA -T CORPORATION                            NEDAK ETHANOL, LLC

BY: /S/ JAMES CALLAHAN                          BY: /S/ EVERETT VOGEL
    ------------------------                    ----------------------------
JAMES CALLAHAN, VP OF OPERATIONS                EVERETT VOGEL, CHAIRMAN


                                                BY: /S/ ROBIN OLSON
                                                ----------------------------
                                                ROBIN OLSON
                                                CHAIRMAN OF ENERGY AND
                                                DESIGN COMMITTEE


                                                BY: /S/ JEROME FAGERLAND
                                                ----------------------------
                                                JEROME FAGERLAND, PRESIDENT

                                                              NEDAK EPC Contract
                                                         Exhibit A Scope of Work



                                   EXHIBIT A*
                                  SCOPE OF WORK


               A.1    DELTA-T'S SCOPE OF SERVICES


               A.2    DELTA-T TECHNICAL SPECIFICATIONS


               A.3    OWNER'S SCOPE OF SERVICES




    *EXHIBIT A HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                              NEDAK EPC Contract
                                                      Exhibit B Commercial Terms



                                   EXHIBIT B*
                                COMMERCIAL TERMS


               B.1    PRICE

               B.2    PAYMENT TERMS

               B.3    SCHEDULE OF PAYMENTS

               B.4    FORM OF INVOICE




    *EXHIBIT B HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                              NEDAK EPC Contract
                                            Exhibit C Performance Test Protocols


                                   EXHIBIT C*
                           PERFORMANCE TEST PROTOCOLS




    *EXHIBIT C HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                              NEDAK EPC Contract
                                                Exhibit D Performance Guarantees


                                   EXHIBIT D*
                             PERFORMANCE GUARANTEES




    *EXHIBIT D HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                              NEDAK EPC Contract
                         Exhibit E Mechanical Completion, Commissioning, Startup


                                   EXHIBIT E*
                  MECHANICAL COMPLETION, COMMISSIONING, STARTUP




    *EXHIBIT E HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                              NEDAK EPC Contract
                                                      Exhibit F Project Schedule


                                   EXHIBIT F*
                                PROJECT SCHEDULE




    *EXHIBIT F HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                              NEDAK EPC Contract
                                                             Exhibit G Insurance


                                   EXHIBIT G*
                                    INSURANCE




    *EXHIBIT G HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                              NEDAK EPC Contract
                                              Exhibit H Non-Disclosure Agreement


                                   EXHIBIT H*
                            NON-DISCLOSURE AGREEMENT




    *EXHIBIT H HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                              NEDAK EPC Contract
                                                   Exhibit I List of Competitors


                                   EXHIBIT I*
                               LIST OF COMPETITORS




    *EXHIBIT I HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT J*
                               PRE-FINANCING WORK




    *EXHIBIT J HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                              NEDAK EPC Contract
                               Exhibit J Application and Certificate for Payment


EXHIBIT J*                               APPLICATION AND CERTIFICATE FOR PAYMENT
--------------------------------------------------------------------------------


*EXHIBIT J HAS BEEN OMITTED IN ITS ENTIRETY PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.